Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 2nd QUARTER 2011 RESULTS;

PROVIDES 3rd QUARTER AND UPDATED FULL YEAR 2011 OUTLOOK

Boca Raton, Florida, August 1, 2011

SBA Communications Corporation (Nasdaq:SBAC) (“SBA” or the “Company”) today reported results for the quarter ended June 30, 2011. Highlights of the results include:

Second quarter over year earlier period:

•	Site leasing revenue growth of 14.0%

•	Tower Cash Flow growth of 14.3%

•	Net loss decreased from $83.9 million to $29.9 million

•	Adjusted EBITDA growth of 14.6%

•	Equity Free Cash Flow Per Share growth of 21.3%

Operating Results

Total revenues in the second quarter of 2011 were $171.1 million compared to $154.5 million in the year earlier period, an increase of 10.7%. Site leasing revenue of $150.2 million was up 14.0% over the year earlier period. Site leasing Segment Operating Profit of $118.1 million was up 16.0% over the year earlier period. Site leasing contributed 97.6% of the Company’s total Segment Operating Profit in the second quarter of 2011. Site development revenues were $20.9 million in the second quarter of 2011 compared to $22.8 million in the year earlier period, a 8.3% decrease. Site development Segment Operating Profit Margin was 13.9% in the second quarter of 2011 compared to 12.4% in the year earlier period, an increase of 150 basis points.

Tower Cash Flow for the second quarter of 2011 was $118.6 million, a 14.3% increase over the year earlier period. Tower Cash Flow Margin for the second quarter of 2011 was 80.1% compared to 79.5% in the year earlier period.

Net loss attributable to SBA Communications Corporation for the second quarter of 2011 was $29.8 million or $(0.27) per share compared to $83.7 million or $(0.72) per share in the year earlier period.

Adjusted EBITDA in the second quarter of 2011 was $109.5 million compared to $95.5 million in the year earlier period, an increase of 14.6%. Adjusted EBITDA Margin was 64.8% in the second quarter of 2011 compared to 62.3% in the year earlier period, an increase of 250 basis points.

Net Cash Interest Expense was $38.5 million in the second quarter of 2011 compared to $37.5 million in the year earlier period.

Equity Free Cash Flow for the second quarter of 2011 was $63.7 million compared to $54.2 million in the year earlier period, an increase of 17.6%. Equity Free Cash Flow Per Share was $0.57 for the second quarter of 2011 compared to $0.47 per share in the year earlier period, an increase of 21.3%.

“We had an outstanding second quarter, exceeding our expectations for site leasing revenue, tower cash flow and adjusted EBITDA,” commented Jeffrey A. Stoops, President and CEO. “Our customers were busy and our employees executed well. Strong organic customer activity and operational execution are the primary drivers for our increase to certain items of our full year outlook. We believe these positive trends will continue through year-end 2011 and through all of 2012. We have also seen an increase in portfolio growth opportunities. We expect some of the benefit from these opportunities will be captured in our 2011 financial results, with the majority of the benefit to be realized in 2012 and beyond. We are finding good portfolio growth opportunities domestically and internationally. With our recently completed $500 million institutional loan placement and reloaded credit facility, we are well positioned and have ample liquidity to grow our company.”

Investing Activities

As of June 30, 2011, SBA owned 9,574 towers, and managed or leased approximately 4,400 actual or potential additional communication sites. During the second quarter of 2011, SBA purchased 140 towers and the rights to manage one additional communication site for an aggregate of approximately $66.3 million in cash (exclusive of any working capital adjustments). SBA also built 151 towers during the second quarter of 2011. In addition, the Company spent $9.8 million to purchase land and easements and to extend lease terms with respect to land underlying its towers. Total cash capital expenditures for the second quarter of 2011 were $111.3 million, consisting of $4.6 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $106.7 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and purchasing land and easements).

Subsequent to June 30, 2011, the Company acquired 33 towers and related assets and liabilities from third party sellers for an aggregate consideration of $14.5 million in cash. The Company has agreed to purchase an additional 74 towers for an aggregate amount of $40.6 million. The Company anticipates that these acquisitions will be consummated by the end of the fourth quarter of 2011.

Financing Activities and Liquidity

SBA ended the second quarter with $3.5 billion of total debt (recorded on the Company’s balance sheet at a carrying value of $3.3 billion), $0.3 billion of cash and cash equivalents, short-term restricted cash and short-term investments and $3.2 billion of Net Debt (as defined below). SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 7.3x and 3.3x, respectively. During the three months ended June 30, 2011, the Company borrowed $75.0 million and repaid $270.0 million under the Revolving Credit Facility. As of June 30, 2011, SBA had no borrowings outstanding under the Revolving Credit Facility and the total amount available under the facility was $500.0 million.

On June 30, 2011, the Company extended the maturity of its existing $500 million, five year, senior secured Revolving Credit Facility and obtained a new $500 million, seven year, senior secured Term Loan B (the “Term Loan”). The maturity of the Revolving Credit Facility was extended from February 2015 to June 2016. Amounts borrowed under the facility will continue to accrue interest at either LIBOR plus a margin that ranges from 187.5 basis points to 237.5 basis points (with no LIBOR floor) or at a Base Rate plus a margin that ranges from 87.5 basis points to 137.5 basis points (with no Base Rate floor), in each case based on the ratio of Consolidated Total Debt to Annualized Borrower EBITDA.

The Term Loan was issued at 99.75% of par value and will mature on June 30, 2018. It will bear interest at either the Base Rate plus 1.75% per annum (with a Base Rate floor of 2%) or LIBOR plus 2.75% per annum (with a LIBOR floor of 1%). The proceeds from the Term Loan were used to pay down the existing balance on the Revolving Credit Facility with the remainder to be used for general corporate purposes.

During the second quarter, SBA repurchased and retired 1,943,664 shares of its common stock for $75.0 million in cash at an average price per share of $38.59. The Company currently has $225.0 million of repurchase authorization remaining under its existing $300.0 million stock repurchase program.

Outlook

The Company is providing its third quarter 2011 Outlook and updating its Full Year 2011 Outlook for anticipated results. The Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s Full Year 2011 Outlook includes 9% organic leasing revenue growth on owned towers, new tower builds in the U.S. and internationally of 400 to 420 towers in 2011 for the Company’s ownership, the acquisition of only those tower assets under contract at the time of this press release, and no additional stock repurchases. The Company intends to spend additional capital in 2011 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2011 guidance.

	Quarter ending September 30, 2011			Full Year 2011
	($’s in millions)
Site leasing revenue	$153.0	to	$155.0	$606.0	to	$613.0
Site development revenue	$21.5	to	$23.5	$85.0	to	$95.0
Total revenues	$174.5	to	$178.5	$691.0	to	$708.0
Tower Cash Flow	$120.5	to	$122.5	$476.0	to	$487.0
Adjusted EBITDA	$111.0	to	$113.0	$439.0	to	$448.0
Net cash interest expense(1)	$41.5	to	$43.5	$159.5	to	$161.5
Cash taxes paid	$1.5	to	$2.0	$6.0	to	$8.0
Non-discretionary cash capital expenditures(2)	$3.5	to	$4.5	$14.0	to	$17.0
Equity Free Cash Flow(3)	$61.0	to	$66.5	$252.5	to	$268.5
Discretionary cash capital expenditures(4)	$80.0	to	$90.0	$320.0	to	$340.0

(1)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(2)	Consists of tower maintenance and general corporate capital expenditures.
(3)	Defined as Adjusted EBITDA less net cash interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(4)

Consists of new tower builds, tower augmentations, tower acquisitions and related earn-outs and ground lease purchases. Excludes expenditures for revenue producing assets not under contract at the date of this press release.

Conference Call Information

SBA Communications Corporation will host a conference call on Tuesday, August 2, 2011 at 10:00 AM (EDT) to discuss the quarterly results. The call may be accessed as follows:

When:	August 2, 2011 at 10:00 AM (EDT)
Dial-in number:	(800) 230-1951
Conference call name:	SBA Second Quarter Results
Replay:	August 2, 2011 at 1:00 PM (EDT) through August 16, 2011 at 11:59 PM (EDT)
Number:	(800) 475-6701
Access Code:	209261
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the Company’s organic growth in 2011, (ii) the Company’s financial and operational guidance for the third quarter of 2011 and full year 2011, (iii) the Company’s expectations regarding customer activity in 2011 and 2012, (iv) the Company’s expectations regarding current and future portfolio growth opportunities, (v) the Company’s uses of liquidity and its belief that it has ample liquidity to capitalize on portfolio growth opportunities and (vi) the Company’s belief that pending acquisitions will close by the end of the fourth quarter of 2011. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on February 25, 2011. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures; (2) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (3) the impact, if any, of consolidation among wireless service providers; (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business; (6) the Company’s ability to acquire land underneath towers on terms that are accretive; (7) the Company’s ability to realize economies of scale from its tower portfolio; (8) the Company’s ability to comply with covenants and the terms of its credit instruments; (9) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular and (10) the continued dependence on towers and outsourced site development services by the wireless carriers. With respect to the Company’s plan for new builds, these factors also include zoning approvals, weather, availability of labor and supplies and other factors beyond the Company’s control that could affect the Company’s ability to build 400 to 420 towers in 2011. With respect to its expectations regarding the ability to close pending tower acquisitions, these factors also include satisfactorily completing due diligence, the ability and willingness of each party to fulfill their respective closing conditions and the availability of cash on hand, borrowing capacity under the senior credit facility or shares of the Company’s Class A common stock to pay the anticipated consideration. With respect to repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s Class A common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a first choice provider and leading owner and operator of wireless communications infrastructure in North and Central America. By “Building Better Wireless,” SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. For more information please visit: www.sbasite.com.

Contacts

Mark DeRussy, CFA

Capital Markets

561-226-9531

Lynne Hopkins

Media Relations

561-226-9431

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010

Revenues:
Site leasing	$150,173	$131,739	$296,657	$259,706
Site development	20,880	22,776	42,145	42,774

Total revenues	171,053	154,515	338,802	302,480

Operating expenses:

Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Cost of site leasing	32,123	30,004	64,099	59,187
Cost of site development	17,984	19,954	36,712	37,843
Selling, general and administrative(1)	15,721	14,297	31,616	28,814
Asset impairment	296	—	296	—
Acquisition related expenses	1,029	1,405	3,402	3,449
Depreciation, accretion and amortization	76,691	68,831	151,569	136,277

Total operating expenses	143,844	134,491	287,694	265,570

Operating income	27,209	20,024	51,108	36,910

Other income (expense):
Interest income	29	175	59	257
Interest expense	(38,528)	(37,711)	(76,309)	(74,829)
Non-cash interest expense	(15,613)	(14,780)	(31,006)	(29,647)
Amortization of deferred financing fees	(2,201)	(2,214)	(4,400)	(4,706)
Loss from extinguishment of debt, net	—	(48,932)	(1,696)	(49,044)
Other expense	(104)	(434)	(649)	(115)

Total other income (expense)	(56,417)	(103,896)	(114,001)	(158,084)

Loss before (provision) benefit for income taxes	(29,208)	(83,872)	(62,893)	(121,174)
(Provision) benefit for income taxes	(702)	18	(1,393)	(91)

Net loss	(29,910)	(83,854)	(64,286)	(121,265)
Less: Net loss attributable to the noncontrolling interest	91	155	216	240

Net loss attributable to SBA Communications Corporation	$(29,819)	$(83,699)	$(64,070)	$(121,025)

Net loss per common share attributable to SBA Communications Corporation:
Basic and diluted	$(0.27)	$(0.72)	$(0.57)	$(1.04)

Basic and diluted weighted average number of common shares	112,324	115,666	113,365	116,388

The accompanying condensed notes are an integral part of these consolidated financial statements.

(1)	Includes non-cash compensation of $3,100 and $2,734 for the three months ended June 30, 2011 and 2010, respectively and $5,833 and $5,268 for the six months ending June 30, 2011 and 2010, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$277,749	$64,254
Restricted cash	23,956	29,456
Short-term investments	2,829	4,016
Accounts receivable, net of allowance of $218 and $263 at June 30, 2011 and December 31, 2010, respectively	18,272	18,784
Other current assets	30,001	30,217

Total current assets	352,807	146,727

Property and equipment, net	1,553,942	1,534,318
Intangible assets, net	1,551,428	1,500,012
Other long-term assets	234,832	219,118

Total assets	$3,693,009	$3,400,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt, net	$5,000	$—
Accounts payable and accrued expenses	36,083	33,276
Accrued interest	32,316	32,293
Other current liabilities	55,832	65,015

Total current liabilities	129,231	130,584

Long-term liabilities:
Long-term debt, net	3,319,362	2,827,450
Other long-term liabilities	119,211	112,008

Total long-term liabilities	3,438,573	2,939,458

Redeemable noncontrolling interests	12,284	13,023

Shareholders’ equity	112,921	317,110

Total liabilities and shareholders’ equity	$3,693,009	$3,400,175

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,910)	$(83,854)
Depreciation, accretion, and amortization	76,691	68,831
Non-cash interest expense	15,613	14,780
Loss from extinguishment of debt, net	—	48,932
Other non-cash items reflected in the Statements of Operations	5,453	5,154
Accrued interest	7,654	7,618
Other changes in operating assets and liabilities	(5,713)	(744)

Net cash provided by operating activities	69,788	60,717

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions and related earn-outs	(75,747)	(81,625)
Capital expenditures	(35,582)	(15,337)
Purchase of investments	(980)	(2,170)
Proceeds from sales/maturities of investments	485	1,510
Proceeds from disposition of fixed assets	(9)	22
Payment of restricted cash relating to tower removal obligations	—	(691)

Net cash used in investing activities	(111,833)	(98,291)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Term Loan, net of original issue discount and fees paid	492,617	—
Proceeds from issuance of 2010 Tower Securities, net of fees paid	—	1,212,381
Repurchase and retirement of common stock	(75,035)	(88,400)
Payment on extinguishment of CMBS Certificates	—	(977,272)
Borrowings under Revolving Credit Facility	75,000	—
Repayment of Revolving Credit Facility	(270,000)	—
Proceeds from employee stock purchase/stock option plans	1,427	1,928
Release (payment) of restricted cash	647	(1,299)
Payment of deferred financing fees	34	(73)
Other	—	(26)

Net cash provided by financing activities	224,690	147,239

NET INCREASE IN CASH AND CASH EQUIVALENTS	182,645	109,665
CASH AND CASH EQUIVALENTS:
Beginning of period	95,104	118,274

End of period	$277,749	$227,939

	For the three months ended June 30, 2011	For the six months ended June 30, 2011
	(in thousands)
SELECTED CAPITAL EXPENDITURE DETAIL:

Tower new build construction	$27,040	$41,311

Operating tower expenditures:
Tower upgrades/augmentations	3,918	6,266
Maintenance/improvement capital expenditures	3,498	5,656

	7,416	11,922

General corporate expenditures	1,126	2,504

Total capital expenditures	$35,582	$55,737

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures, including (i) Site Leasing Segment Operating Profit, Site Development Segment Operating Profit and Segment Operating Profit Margin, (ii) Tower Cash Flow and Tower Cash Flow Margin, (iii) Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin, (iv) Net Debt, Net Secured Debt, Leverage Ratio and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”) and (v) Equity Free Cash Flow and Equity Free Cash Flow Per Share.

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition. Specifically, we believe that:

(1) Segment Operating Profit is an indicator of the operating performance of our site leasing and site development segments;

(2) Tower Cash Flow is an indicator of the performance of our site leasing operations;

(3) Adjusted EBITDA, Equity Free Cash Flow and Equity Free Cash Flow Per Share are useful indicators of the financial performance of our core businesses; and

(4) our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity.

In addition, Tower Cash Flow, Adjusted EBITDA and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our senior credit agreement and senior notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Segment Operating Profit and Segment Operating Profit Margin

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site Leasing Segment		Site Development Segment
	For the three months ended June 30,		For the three months ended June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)

Segment revenue	$150,173	$131,739	$20,880	$22,776
Segment cost of revenues (excluding depreciation, accretion and amortization)	(32,123)	(30,004)	(17,984)	(19,954)

Segment operating profit	$118,050	$101,735	$2,896	$2,822

Segment operating profit margin	78.6%	77.2%	13.9%	12.4%

Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments.

Tower Cash Flow and Tower Cash Flow Margin

The tables below set forth the reconciliation of Tower Cash Flow to its most comparable GAAP measurement and the calculation of Tower Cash Flow Margin. Tower Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended June 30,
	2011	2010
	(in thousands)

Site leasing revenue	$150,173	$131,739
Site leasing cost of revenue (excluding depreciation, accretion, and amortization)	(32,123)	(30,004)

Site leasing segment operating profit	118,050	101,735
Non-cash straight-line leasing revenue	(2,096)	(1,242)
Non-cash straight-line ground lease expense	2,690	3,263

Tower Cash Flow	$118,644	$103,756

The calculation of Tower Cash Flow Margin is as follows:
	For the three months ended June 30,
	2011	2010
	(in thousands)

Site leasing revenue	$150,173	$131,739
Non-cash straight-line leasing revenue	(2,096)	(1,242)

Site leasing revenue minus non-cash straight-line leasing revenue	$148,077	$130,497

Tower Cash Flow	$118,644	$103,756

Tower Cash Flow Margin	80.1%	79.5%

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement. Adjusted EBITDA for each of the periods set forth in the Outlook section above will be calculated in the same manner:

	For the three months ended June 30,
	2011	2010
	(in thousands)

Net loss	$(29,910)	$(83,854)
Interest income	(29)	(175)
Total interest expense (1)	56,342	54,705
Depreciation, accretion, and amortization	76,691	68,831
Provision for taxes (2)	1,251	450
Loss from extinguishment of debt, net	—	48,932
Asset impairment charge	296	—
Acquisition related expenses	1,029	1,405
Non-cash compensation	3,141	2,780
Non-cash straight-line leasing revenue	(2,096)	(1,242)
Non-cash straight-line ground lease expense	2,690	3,263
Other expense	104	434

Adjusted EBITDA	$109,509	$95,529

Annualized Adjusted EBITDA (3)	$438,036	$382,116

(1)	Total interest expense includes interest expense, non-cash interest expense and amortization of deferred financing fees.
(2)

For the three months ended June 30, 2011 and 2010, these amounts included $549 and $468, respectively, of franchise taxes reflected on the Statements of Operations in selling, general and administrative expenses.

(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended June 30,
	2011	2010
	(in thousands)

Total revenues	$171,053	$154,515
Non-cash straight-line leasing revenue	(2,096)	(1,242)

Total revenues minus non-cash straight-line leasing revenue	$168,957	$153,273

Adjusted EBITDA	$109,509	$95,529

Adjusted EBITDA Margin	64.8%	62.3%

Equity Free Cash Flow and Equity Free Cash Flow Per Share

The table below sets forth the reconciliation of Equity Free Cash Flow for the three months ended June 30, 2011 and 2010 and the calculation of Equity Free Cash Flow Per Share for such periods. Equity Free Cash Flow for each of the periods set forth in the Outlook section above will be calculated in the same manner.

	For the three months ended June 30,
	2011	2010
	(in thousands)

Adjusted EBITDA	$109,509	$95,529
Net cash interest expense	(38,499)	(37,536)
Non-discretionary cash capital expenditures	(4,624)	(2,590)
Cash taxes paid	(2,654)	(1,221)

Equity Free Cash Flow	$63,732	$54,182

Weighted average number of common shares	112,324	115,666

Equity Free Cash Flow Per Share	$0.57	$0.47

Net Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Debt and Leverage calculations are as follows:

June 30, 2011
(in thousands)

2010-1 Tower Securities	$680,000
2010-2 Tower Securities	550,000
Term Loan (carrying value of $498,751)	500,000
Revolving Credit Facility	—

Total secured debt	1,730,000

1.875% Convertible Senior Notes (carrying value of $467,756)	535,000
4.0% Convertible Senior Notes (carrying value of $382,571)	500,000
2016 Senior Notes (carrying value of $373,040)	375,000
2019 Senior Notes (carrying value of $372,244)	375,000

Total unsecured debt	1,785,000

Total debt	$3,515,000

Leverage Ratio

Total debt	$3,515,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(304,534)

Net debt	$3,210,466

Divided by: Annualized Adjusted EBITDA	$438,036

Leverage Ratio	7.3x

Secured Leverage Ratio

Total secured debt	$1,730,000
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(304,534)

Net Secured Debt	$1,425,466

Divided by: Annualized Adjusted EBITDA	$438,036

Secured Leverage Ratio	3.3x